EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S‑8 (File No. 333-212234) of the Energy Services of America Staff 401(k) Retirement Savings Plan of our report dated June 29, 2023, relating to the financial statements as of and for the year ended December 31, 2022, which appear in this annual report on Form 11‑K for the year ended December 31, 2023.

/s/ Baker Tilly US, LLP

Pittsburgh, Pennsylvania
July 3, 2024
19